Exhibit 99.1

Fate Therapeutics Announces Strategic Collaboration with ONO Pharmaceutical to Develop Off-the-Shelf, iPSC-derived CAR-T Cell Cancer Immunotherapies

Option-based Collaboration to Develop Two CAR T-Cell Product Candidates Using Fate’s Proprietary iPSC Product Platform

San Diego, CA – September 17, 2018 – Fate Therapeutics, Inc. (NASDAQ: FATE), a clinical-stage biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for cancer and immune disorders, announced today that it has entered into a collaboration with ONO Pharmaceutical Co., Ltd. for the joint development and commercialization of two off-the-shelf CAR-T cell product candidates. Using Fate Therapeutics’ proprietary induced pluripotent stem cell (iPSC) product platform, the two CAR T-cell collaboration candidates will each be derived from a clonal master iPSC line engineered to completely eliminate endogenous TCR expression, insert a chimeric antigen receptor (CAR) into the TRAC locus and incorporate other anti-tumor functionality. This transformative approach enables the cost-effective production of cell-based cancer immunotherapies that are uniformly engineered, extensively characterized and homogeneous in composition, and can be consistently and repeatedly mass produced and delivered to patients in an off-the-shelf manner.

“We are delighted to collaborate with ONO, a global leader in oncology with a long history of developing innovative breakthrough cancer drugs,” said Scott Wolchko, President and Chief Executive Officer of Fate Therapeutics. “This partnership with ONO enables Fate to further enhance its expertise in targeting solid tumors and to accelerate the global development of our pipeline of off-the-shelf, iPSC-derived CAR-T cell product candidates.”

Under the terms of the strategic option agreement, Fate Therapeutics and ONO will jointly advance each iPSC-derived CAR-T cell collaboration candidate to a pre-defined preclinical milestone. The first iPSC-derived CAR T-cell candidate targets an antigen expressed on certain lymphoblastic leukemias, and Fate Therapeutics retains global responsibility for development and commercialization with ONO having an option to assume responsibilities in Asia. The second candidate targets a novel antigen identified by ONO expressed on certain solid tumors, with ONO having an option to assume global responsibility for further development and commercialization and Fate Therapeutics retaining the right to co-develop and co-commercialize the candidate in the United States and Europe. For both collaboration candidates, Fate Therapeutics retains manufacturing responsibilities on a global basis.

“ONO identified Fate Therapeutics as the partner of choice for the generation of off-the-shelf CAR T-cell cancer immunotherapies in our portfolio,” said Hiromu Habashita, Corporate Officer, and Executive Director of Discovery & Research of ONO. “We are excited to work with Fate Therapeutics and apply its industry-leading iPSC product platform to develop and deliver the next-generation of CAR T-cell therapies for cancer patients.”

Fate Therapeutics will receive an upfront payment and committed research funding during the preclinical option period, and is eligible to receive a preclinical option exercise fee, clinical, regulatory and commercialization milestone payments and tiered royalties on net sales by ONO in connection with the development and commercialization of each collaboration product by ONO in the ONO territory.

About Fate Therapeutics’ iPSC Product Platform

The Company’s proprietary iPSC product platform enables mass production of off-the-shelf, engineered, homogeneous cell products that can be administered in repeat doses to mediate more effective pharmacologic activity, including in combination with cycles of other cancer treatments. Human iPSCs possess the unique dual properties of unlimited self-renewal and differentiation potential into all cell types of the body. The Company’s first-of-kind approach involves engineering human iPSCs in a one-time genetic modification event, and selecting a single iPSC for maintenance as a clonal master iPSC line. Analogous to master cell lines used to manufacture biopharmaceutical drug products such as monoclonal antibodies, clonal master iPSC lines are a renewable source for manufacturing cell therapy products which are well-defined and uniform in composition, can be reproducibly produced at significant scale in a cost-effective manner, and can be delivered off-the-shelf to treat many patients. Fate Therapeutics’ iPSC product platform is supported by an intellectual property portfolio of over 100 issued patents and 100 pending patent applications.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development of first-in-class cellular immunotherapies for cancer and immune disorders. The Company is pioneering the development of off-the-shelf cell therapies using its proprietary induced pluripotent stem cell (iPSC) product platform. The Company’s immuno-oncology pipeline is comprised of FATE-NK100, a donor-derived natural killer (NK) cell cancer immunotherapy that is currently being evaluated in three Phase 1 clinical trials, as well as iPSC-derived NK cell and T-cell immunotherapies, with a focus on developing augmented cell products intended to synergize with checkpoint inhibitor and monoclonal antibody therapies and to target tumor-specific antigens. The Company’s immuno-regulatory pipeline includes ProTmune™, a next-generation donor cell graft that is currently being evaluated in a Phase 2 clinical trial for the prevention of graft-versus-host disease, and a myeloid-derived suppressor cell immunotherapy for promoting immune tolerance in patients with immune disorders. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Fate Therapeutics Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the impact, timing, conduct and the potential benefits of the collaboration, including expected funding and payments to be received by Fate Therapeutics under the collaboration, as well as the capabilities, expertise and responsibilities of each of Fate Therapeutics and ONO Pharmaceutical. These and any other forward-looking statements in this release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with: the success, cost and timing of product development activities under the collaboration; the ability of Fate Therapeutics and ONO Pharmaceutical to obtain regulatory approval for and to commercialize any product candidates developed under the collaboration; regulatory requirements and regulatory developments; the success of competing treatments and technologies; the risk of cessation or delay of any development activities under the collaboration for a variety of reasons; any adverse effects or events, or other negative results, that may be observed in preclinical or clinical development of any product candidates developed through the collaboration; and the risk that funding and payments received by Fate Therapeutics under the collaboration may be less than expected. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Fate Therapeutics’ actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in Fate Therapeutics’ periodic filings with the Securities and Exchange Commission, including but not limited to Fate Therapeutics’ most recently filed periodic report, and from time to time in Fate Therapeutics’ press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contact:
Christina Tartaglia
Stern Investor Relations, Inc.
212.362.1200
christina@sternir.com